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                                                                    EXHIBIT 10.3

                             WORLD OF SCIENCE, INC.
                        1993 EMPLOYEE STOCK OPTION PLAN


       World of Science, Inc. (the "Company") hereby establishes the 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interest of the Company and its stockholders by providing a means by which the Company shall be able to attract and retain competent key employees and nonemployee directors, consultants and advisors and to provide such persons with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

       1.   Authority to grant options.  The Board of Directors of the Company
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(the "Board") may from time to time in its discretion grant to eligible persons options to purchase shares of the Common Stock of the Corporation on the terms and subject to the conditions hereinafter provided. The aggregate number of shares which may hereafter be issued pursuant to the exercise of options granted hereunder shall not exceed 515,000 shares of Common Stock. The shares shall be made available from authorized and unissued Common Stock or from Common Stock issued and held in the treasury of the Corporation, as shall be determined by the Board.

       2.   Administration.  Subject to the specific provisions hereinafter set
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forth, this Plan shall be administered by the Board.  The Board shall have full power and authority to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons. The Board shall determine whether the option granted shall be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code or an option which is not an incentive stock option ("nonqualified option"), to fix the terms upon which, the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such option, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such option.

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       3.   Eligibility.  Key employees of the Corporation and its
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subsidiaries, if any, and non-employee directors, consultants or advisors shall be eligible to participate in the Plan.

       4.   Allotment of shares.  Options may be allotted to such eligible
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persons, and in such amounts, as the Board, in its discretion, may from time to time determine.

       5.   Term of Plan.  No option shall be granted or amended pursuant to
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this Plan after 10 years from the date of the adoption of the Plan.

       6.   Terms and conditions of options.   Subject to the following
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provisions, all options granted under the Plan shall be in such form and upon such terms and conditions as the Board, in its discretion, may from time to tine determine:

       (a) Option price. The option price per share with respect to each option shall not be less than the fair market value of the Common Stock on the date the option is granted, except that in the case of an optionee owning more than 10% of the total combined voting power of all classes of stock of the Company, the price at which shares of stock may be purchased shall not be less than 110% of the fair market value thereof.

       (b) Period of option. The period of any stock option granted pursuant to the Plan shall not exceed ten years from the date of grant, except that in the case of an optionee owning more than 10% of the total combined voting power of all classes of stock of the Company, the option period shall not exceed five years from the date of grant.

       (c) Offset provisions. If the Board so determines and the applicable instrument or instruments evidencing the option so provide, the exercise of all or any part of an option granted under the Plan may result in the reduction or termination of another option granted under the Plan to the extent so determined and provided.

       (d) Payment.   The payment for shares purchased upon exercise of option
shall be made either in full or installments, as shall be determined by the Board and provided in the applicable

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instrument evidencing such option.

      (e) Exercise of option. The shares covered by an option may be exercised by the optionee by providing written notice of such exercise to the Company.

      (f) Nontransferability of options. During an option holder's lifetime, an option shall be exercisable only by him and shall not be transferable except for an exercise as provided in paragraph (h) hereof.

      (g) Termination of employment. Upon the termination of an option holder's employment for any reason other than death, termination for cause, or retirement pursuant to the terms of a retirement program of the Company or one of its subsidiaries, his or her option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination, and such option privileges shall expire unless exercised within three months after the date of such termination, but not later than the date of expiration of the option. If an option holder's employment is terminated for cause, all rights under his or her option shall expire immediately upon the giving to the option holder of the notice of such termination. Upon the termination of an option holder's employment by reason of retirement pursuant to the terms of a retirement program of the Company or one of its subsidiaries, his or her option privileges shall be limited to the shares which were immediately purchasable at the date of such retirement, and such option privileges shall expire unless exercised within the period not to exceed two years specified by the Board in the applicable instrument or instruments evidencing the option, but not later than the date of expiration of the option.

      (h) Death of option holder. Upon the death of an option holder, his or her option privileges shall apply to those shares which were immediately purchasable at the time of death, and such privileges shall expire unless exercised by the executor or administrator of the option holder's estate or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the option holder's death within (1) 12

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 months after the date of death, or (2) in the event of death following termination of employment by reason of retirement pursuant to the terms of a retirement program of the Corporation or one of its subsidiaries, the period in which the option privileges may be exercised upon termination by reason of such retirement as provided by the Board in the applicable instrument or instruments evidencing the option, whichever period terminates last, or such longer period as may be permitted by the Board in a special case, but in no event later than the date of expiration of the option.

           (i) Limitation. No employee eligible to participate herein shall be granted incentive options to purchase shares, which said incentive options are exercisable during any one calendar year, to the extent that the fair market value of such shares (determined at the time that the options are granted) exceeds $100,000. No employee shall be given the opportunity to exercise incentive stock options granted hereunder with respect to shares valued in excess of $100,000 in any calendar year, except and to the extent that the options shall have accumulated over a period in excess of one year.

           7. Adjustment in event of recapitalization.  In the event of a
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 reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Board shall make such equitable adjustment, if any, as it may deem appropriate, in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the options granted.

           8. Reallocation of options.  Shares covered by options which expire
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 or are terminated for any reason prior to being exercised in full may be reallocated by the Board.

           9. Stock appreciation rights.
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           (a) Grant. Stock appreciation rights may be granted by the Company under this Plan upon such terms and conditions as the Board may prescribe. A stock appreciation right may be granted only in connection with a nonqualified option previously granted or to be granted under this Plan. Each stock appreciation right shall

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contain a provision that it shall become nonexercisable and be forfeited if the
related option right is exercised.   "Stock appreciation right" as used in this
Plan means a right to receive the excess of the fair market value of a share of the Company's Common Stock on the date on which an appreciation right is
exercised over the option price provided for in the related option right.   Such
excess is hereafter called "the differential." "Option right" means the right to purchase shares of the Company's Common Stock under a nonqualified option granted under the stock option plan.

          (b) Exercise of stock appreciation rights. Stock appreciation rights shall be exercisable and be payable in the following manner:

          (1) A stock appreciation right shall be exercisable by the optionee at any time the option to which it relates could be exercised. An optionee wishing to exercise a stock appreciation right shall give written notice of such exercise to the Company. Upon receipt of such notice, the Board shall determine whether the optionee's stock appreciation rights shall be paid in cash or Common Stock or any combination of cash and shares. Upon receipt of such notice the company shall deliver to the person exercising such right a certificate or certificates for shares of the Company's Common Stock which are issuable upon exercise of the stock appreciation right or cash or a combination thereof as the case may be.

          (2) The exercise of a stock appreciation right shall automatically result in the surrender of the related stock option right by the grantee on a share for share basis to the extent shares under such related stock option are used to calculate the shares or cash or combination thereof to be received by such grantee upon the exercise of such stock appreciation right. Shares covered by such surrendered option rights shall not be available for granting further options under this Plan.

          (3) The Board may impose any other conditions it prescribes upon the exercise of a stock appreciation right, which

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conditions may include a condition that the stock appreciation right may  only be exercised in accordance with rules and regulations adopted by the Board from time to time.

          (4) Upon the exercise of a stock appreciation right and surrender of the related option right, the Company shall give to the person surrendering the related option right an amount equivalent to the differential, in cash or shares of the Company's Common Stock or any combination thereof as determined in accordance with subdivision (b)(1) of this Section 9. The shares to be issued upon the exercise of a stock appreciation right may consist either in whole or in part of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in treasury. No fractional share of Common Stock shall be issued and the Board shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

       10.  Discontinuance or amendment of the plan (and amendment of options).
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The Board of Directors may discontinue this Plan at any time, and may amend it from time to time, but no amendment may, without further stockholder approval,
(a) increase the total number of shares which may be purchased under the Plan other than as provided in paragraph 7, or (b) extend the period during which options may be granted or (c) change the class of persons to whom options may be granted, and no outstanding option may be revoked, or altered in any manner unfavorable to the holder, without the consent of the holder.


Date of Adoption of plan November 2, 1993

Amended April 16, 1997

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